                                                              EXHIBIT 23.13

                                    CONSENT

  I consent to being named in the registration statements and amendments thereto being filed with the Securities and Exchange Commission by UAL Corporation and United Air Lines, Inc. in connection with the Employee Investment Transaction as a person about to become a director of UAL Corporation.

                                                 /s/ John Peterpaul
                                          ____________________________________

                                                   John Peterpaul

Dated: May 26, 1994